UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 20, 2012

INTERMOUNTAIN COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

Idaho
(State or other jurisdiction of incorporation)

000-50667	82-0499463
(Commission File Number)	IRS Employer Identification No.
414 Church Street
Sandpoint, Idaho 83864
(Address of principal executive offices) (zip code)
Registrant's telephone number, including area code: (208) 263-0505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On March 20, 2012, Intermountain Community Bancorp, Sandpoint, Idaho (“Intermountain”) issued a press release announcing that its 2012 Annual Meeting of shareholders is currently expected to be held on Thursday, May 17, 2012.

Rule 14a-8 Proposal Deadline

Because the Company did not hold an annual meeting in 2011, in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, shareholders must deliver proposals for inclusion in the proxy materials for such meeting no later than the close of business on April 2, 2012. Shareholder proposals must comply with the requirements of Rule 14a-8, and may be omitted otherwise.

Any other shareholder proposals for consideration by shareholders at the 2012 Annual Meeting must also be delivered to, or mailed to and received by the Corporate Secretary, Intermountain Community Bancorp, P. O. Box 967, Sandpoint, Idaho 83864 by April 2, 2012.

Item 9.01.      Exhibits.

(d)     Exhibits. The following exhibits are being filed herewith:

Exhibit No.                      Description

99.1	Press Release dated March 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2012

INTERMOUNTAIN COMMUNITY BANCORP

By:     /s/ Curt Hecker
Curt Hecker
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.                      Description

99.1	Press Release dated March 20, 2012

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